Exhibit 99.1

Regional Management Corp. Announces Closing of $125 Million Private Asset-Backed Securitization

Greenville, South Carolina – October 12, 2021 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, announced today that it has closed a $125 million private asset-backed securitization with a large institutional investor. The sold notes were issued at a fixed coupon of 3.875%, and the transaction structure allows for the funding of multiple loan products, including small, large, and convenience check loans, digitally-sourced originations, and loans with APRs greater than 36%.

“We are pleased with our latest securitization, as it further reduces our cost of capital with fixed rate funding for a five-year revolving period and allows us to pay down variable rate debt,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “The new facility further strengthens our balance sheet, diversifies our funding sources, and enables our continued growth, including our ability to originate higher-yielding small loans. Our weighted average fixed funding cost now stands at a low 2.7% and has a weighted average revolving maturity of nearly three years. With 87% of our total long-term debt now carrying a fixed interest rate and $450 million in interest rate caps covering our variable rate debt as we continue to grow, we are well-protected should interest rates rise. As a result, we remain in a strong position to rapidly and sustainably grow our franchise and deliver compelling returns and value to our shareholders.”

The transaction was a private offering of securities, not registered under the Securities Act of 1933, or any state securities law. All of such securities having been sold, this announcement of their sale appears as a matter of record only.

Liquidity and Capital Resources Update

Following the closing of the securitization on October 8, 2021, the company had debt of $1.017 billion ($1.015 billion of outstanding debt and $2.2 million of interest payable). The debt consisted of:

•	$44.3 million on the company’s $640 million senior revolving credit facility,

•	$88.4 million on the company’s aggregate $300 million revolving warehouse credit facilities, and

•	$884.7 million through the company’s asset-backed securitizations.

The company’s unused capacity on its revolving credit facilities (subject to the borrowing base) was $808.5 million, or 86.0%, as of October 8, 2021.

The company also currently holds interest rate caps with an aggregate notional principal amount of $450 million to manage the risk associated with variable rate debt. The interest rate caps are based on the one-month LIBOR and reimburse the company for the difference when the one-month LIBOR exceeds the strike rate. Of the aggregate amount, $350 million of the interest rate caps have strike rates of 25 or 50 basis points and a weighted average duration of 2.2 years.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in more than 360 branch locations in 13 states across the United States. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: risks related to Regional Management’s business, including the COVID-19 pandemic and its impact on Regional Management’s operations and financial condition; managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned;

Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates, including those associated with the implementation of CECL accounting; the impact of changes in tax laws, guidance, and interpretations, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law. The COVID-19 pandemic may also magnify many of these risks and uncertainties.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

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